UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported): May 5, 2006


                                PACIFIC CMA, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-27653               84-1475073
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
      of incorporation)                                 Identification No.)


                      C/O AIRGATE INTERNATIONAL CORPORATION
                            153-10 ROCKAWAY BOULEVARD
                             JAMAICA, NEW YORK 11434
                (Address of Principal Executive Offices/Zip Code)

                                 (212) 247-0049
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02.  DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective May 5, 2006, John M. Dauernheim resigned as the Company's Chief Operating Officer. The Company expressed appreciation of Mr. Dauernheim's efforts during his tenure and wished him great success in his future endeavors.

On May 11, 2006, the Company appointed Mr. Ling Kwok, age 35, as Executive Vice President in charge of strategic development. Ling Kwok has been a member of the board of directors of Ergo Science Corp. ("Ergo") since October 2005 and its Vice President, Corporate Development, since December 1, 2003. Ergo is a publicly traded business information service provider. He is also a director of Axis NA, an apparel design manufacturer. From September 2002 until joining Ergo he was involved in international charitable work. From February 2000 until September 2002, Mr. Kwok was an investment banker with Pacific Solutions Group. He also was an investment banker with Morgan Stanley & Co. from May 1996 until February 2000. Mr. Kwok received his B.A. degree, with honors, from Trinity College in both Economics and Asian Studies.






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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  PACIFIC CMA, INC.


                                             By:  /s/Alfred Lam
                                                  ------------------------------
                                                  Name:  Alfred Lam
                                                  Title: Chairman and CEO


Dated: May 11, 2006


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